Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

F. BRAD DENARDO, PRESIDENT & CEO

(540) 951-6213   bdenardo@nbbank.com

DAVID K. SKEENS, TREASURER & CFO

(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. REPORTS

SECOND QUARTER AND FIRST HALF EARNINGS

BLACKSBURG, VA, JULY 26, 2018:  National Bankshares, Inc. (NASDAQ Capital Market: NKSH) today announced its results of operations for the second quarter and first half of 2018. The Company reported net income of $7.34 million for the six months ended June 30, 2018 compared to $7.22 million at June 30, 2017. Basic earnings per share were $1.05 at June 30, 2018 compared to $1.04 for the same period in 2017. For the first half of the year, the return on average assets was 1.30% and the return on average equity was 8.81% compared to 1.18% and 7.98%, respectively, for the first six months of 2017. At June 30, 2018, the Company had total assets of close to $1.27 billion which was an increase of .65% when compared to $1.26 billion at the end of June 2017.

As we mentioned in an announcement earlier this year, the Company’s net income was impacted by a write-down of $1.59 million net of tax for an insurance receivable. Without this expense, net income for the six months ended June 30, 2018 would have been $8.93 million, an increase of $1.7 million, or 23.6% over net income for the first half of 2017.

“We are pleased to still report higher core net income and a solid increase in total loans compared to the same period last year,” said National Bankshares President and Chief Executive Officer F. Brad Denardo. “We feel that these latest results reflect the underlying strength of our community banking model. And as always, we would like to thank our customers and our stockholders for their continued support of National Bankshares.”

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 25 full service offices and one loan production office throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.”  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties.  Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements.  Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology.  The Company does not update any forward-looking statements that it may make.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

National Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	June 30, 2018	June 30, 2017	December 31, 2017
Assets
Cash and due from banks	$12,530	$12,936	$12,926
Interest-bearing deposits	29,981	89,096	51,233
Securities available for sale, at fair value	467,505	308,435	331,387
Securities held to maturity	---	130,712	127,164
Restricted stock	1,221	1,200	1,200
Total securities	468,726	440,347	459,751
Mortgage loans held for sale	1,118	491	260
Loans:
Loans, net of unearned income and deferred fees and costs	690,863	654,734	668,069
Less: allowance for loan losses	(7,579)	(8,372)	(7,925)
Loans, net	683,284	646,362	660,144
Premises and equipment, net	8,757	8,557	8,221
Accrued interest receivable	5,400	5,139	5,297
Other real estate owned, net	2,582	3,008	2,817
Intangible assets and goodwill	5,873	5,923	5,898
Bank-owned life insurance	34,212	33,287	33,756
Other assets	15,014	14,208	16,454
Total assets	$1,267,477	$1,259,354	$1,256,757

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$195,949	$181,868	$182,511
Interest-bearing demand deposits	625,447	618,223	622,189
Savings deposits	141,943	140,325	140,150
Time deposits	105,442	121,941	114,884
Total deposits	1,068,781	1,062,357	1,059,734
Accrued interest payable	51	43	62
Other liabilities	12,794	12,668	12,065
Total liabilities	1,081,626	1,075,068	1,071,861

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding, 6,957,974 shares at June 30, 2018, June 30, 2017 and December 31, 2017	8,698	8,698	8,698
Retained earnings	189,194	181,546	185,893
Accumulated other comprehensive loss, net	(12,041)	(5,958)	(9,695)
Total stockholders' equity	185,851	184,286	184,896
Total liabilities and stockholders' equity	$1,267,477	$1,259,354	$1,256,757

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Six Months Ended
($ in thousands, except for share and per share data)	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Interest Income
Interest and fees on loans	$7,622	$7,453	$15,154	$14,906
Interest on federal funds	---	---	---	---
Interest on interest-bearing deposits	226	231	398	379
Interest on securities - taxable	1,746	1,397	3,354	2,799
Interest on securities - nontaxable	1,132	1,214	2,304	2,449
Total interest income	10,726	10,295	21,210	20,533
Interest Expense
Interest on time deposits	116	135	237	280
Interest on other deposits	1,029	913	1,989	1,796
Interest on borrowed funds	---	---	---	---
Total interest expense	1,145	1,048	2,226	2,076
Net interest income	9,581	9,247	18,984	18,457
Provision for loan losses	342	464	(130)	523
Net interest income after provision for loan losses	9,239	8,783	19,114	17,934
Noninterest Income
Service charges on deposit accounts	694	692	1,364	1,357
Other service charges and fees	34	41	67	110
Credit card fees	365	295	709	539
Trust income	374	361	776	762
Bank-owned life insurance	228	146	456	289
Other income	173	192	519	520
Realized securities gain, net	---	4	---	4
Total noninterest income	1,868	1,731	3,891	3,581
Noninterest Expense
Salaries and employee benefits	3,545	3,419	7,239	6,942
Occupancy and furniture and fixtures	491	469	963	907
Data processing and ATM	607	542	1,340	1,108
FDIC assessment	90	91	181	186
Intangibles and goodwill amortization	12	12	25	43
Net cost of other real estate owned	164	55	249	84
Franchise taxes	320	329	651	651
Write-down of insurance receivable	287	---	2,010	---
Other operating expenses	908	1,057	1,930	2,336
Total noninterest expense	6,424	5,974	14,588	12,257
Income before income tax expense	4,683	4,540	8,417	9,258
Income tax expense	642	970	1,080	2,039
Net Income	$4,041	$3,570	$7,337	$7,219
Basic net income per share	$0.58	$0.51	$1.05	$1.04
Fully diluted net income per share	$0.58	$0.51	$1.05	$1.04
Weighted average number of common shares outstanding
Basic	6,957,974	6,957,974	6,957,974	6,957,974
Diluted	6,957,974	6,957,974	6,957,974	6,957,974
Dividends declared per share	$0.58	$0.56	$0.58	$0.56
Dividend payout ratio	---	---	55.01%	53.98%
Book value per share	---	---	$26.71	$26.49

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended
($ in thousands)	June 30, 2018	June 30, 2017
Net income	$4,041	$3,570

Other Comprehensive Income, net of tax
Unrealized holding gain on available for sale securities net of tax of $82 in 2018 and $874 in 2017	309	1,626
Other comprehensive income, net of tax of $82 in 2018 and $874 in 2017	$309	$1,626
Total Comprehensive Income	$4,350	$5,196

	Six Months Ended
($ in thousands)	June 30, 2018	June 30, 2017
Net income	$7,337	$7,219

Other Comprehensive Income (Loss), net of tax
Unrealized holding gain (loss) on available for sale securities net of tax of ($624) in 2018 and $1,454 in 2017	(2,346)	2,701
Other comprehensive income (loss), net of tax of ($624) in 2018 and $1,454 in 2017	$(2,346)	$2,701
Total Comprehensive Income	$4,991	$9,920

Key Ratios and Other Data

(Unaudited)

	Three Months Ended		Six Months Ended
($ in thousands)	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Average Balances
Cash and due from banks	$11,100	$11,579	$11,173	$11,346
Interest-bearing deposits	50,182	87,694	47,973	80,050
Securities available for sale	367,332	305,058	350,342	304,833
Securities held to maturity	97,399	132,477	111,145	133,472
Restricted stock	1,221	1,200	1,211	1,186
Mortgage loans held for sale	221	262	227	238
Gross Loans	671,699	652,644	668,599	651,560
Loans, net	663,729	643,702	660,348	642,561
Intangible assets	5,880	5,931	5,887	5,940
Total assets	1,263,837	1,242,223	1,255,003	1,233,594
Total deposits	1,066,765	1,045,464	1,057,896	1,038,775
Other borrowings	---	---	---	---
Stockholders' equity	185,060	184,108	185,103	182,319
Interest-earning assets	1,196,542	1,181,413	1,186,829	1,174,273
Interest-bearing liabilities	874,682	867,065	871,418	864,013

Financial Ratios
Return on average assets(1)	1.34%	1.15%	1.30%	1.18%
Return on average equity(1)	9.13%	7.78%	8.81%	7.98%
Net interest margin	3.35%	3.42%	3.36%	3.46%
Net interest income-fully taxable equivalent	$9,982	$10,074	$19,790	$20,122
Efficiency ratio(2)	51.79%	50.61%	53.11%	51.71%
Average equity to average assets	14.64%	14.82%	14.75%	14.78%

Allowance for Loan Losses
Beginning balance	$7,391	$8,261	$7,925	$8,300
Provision for losses	342	464	(130)	523
Charge-offs	(201)	(409)	(340)	(552)
Recoveries	47	56	124	101
Ending balance	$7,579	$8,372	$7,579	$8,372

(1)

Return on average assets and return on average equity are calculated by annualizing net income to date. For 2018, the annualization factor was not applied to the recovery of loan losses and the insurance write-off.

(2)	Efficiency ratio is calculated as noninterest expense, less non-recurring items, divided by the sum of noninterest income and net interest income on a fully taxable equivalent basis.

Asset Quality Data

(Unaudited)

($ in thousands)	June 30, 2018		June 30, 2017
Nonperforming Assets
Nonaccrual loans	$	---	$9
Nonaccrual restructured loans		2,687	3,188
Total nonperforming loans		2,687	3,197
Other real estate owned		$2,582	$3,008
Total nonperforming assets		$5,269	$6,205
Accruing restructured loans		8,337	3,711
Loans 90 days or more past due		$61	$259

Asset Quality Ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned		0.76%	0.94%
Allowance for loans losses to total loans		1.10%	1.28%
Allowance for loan losses to nonperforming loans		282.06%	261.87%
Loans past due 90 days or more to loans net of unearned income and deferred fees		0.01%	0.04%